[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

AMENDMENT No. 1
to Distribution Agreement
effective as of 15 December 2022
by and between Valneva Austria GmbH and VBI Vaccines B.V.

This Amendment No. 1 to the Agreement (as defined below) is entered into,

BY AND BETWEEN

VBI Vaccines B.V., with [***] organized under the laws of the Netherlands, with its principal place of business at Queen’s Tower #714, Delflandlaan 1, 1062EA Amsterdam, The Netherlands, hereinafter referred to as “SUPPLIER”,

and

Valneva Austria GmbH, [***], organized under the laws of Austria, with its registered office at Campus Vienna Biocenter 3, AT-1030 Vienna, Austria, hereinafter referred to as “DISTRIBUTOR”,

(hereinafter each referred to as a “Party”, and collectively as the “Parties”).

W I T N E S S E T H:
--------------------------

WHEREAS, The Parties have entered into a Distribution Agreement, with the Effective Date of 15 December 2022 and delegated responsibilities under the Distribution Agreement (“Delegation”) to Valneva Austria’s affiliates Valneva France SAS, Valneva UK, Ltd. And Valneva Sweden AB pertaining to the sale of, and the rights of DISTRIBUTOR through its Affiliates to commercialize and distribute SUPPLIER’s proprietary hepatitis-B vaccine PreHevbri® (“Product”) in Belgium, the Netherlands, the United Kingdom and Sweden, Norway, Denmark and Finland, as further defined therein (hereinafter referred to as the ("Agreement"); and

WHEREAS, The Parties have discussed and agreed upon new Minimum Annual Purchase Quantities and a new Price (as defined in the Agreement) for 2024 as well clarifying certain information requirements, and now wish to amend the Agreement accordingly.

NOW, THEREFORE, it is agreed as follows:

1.    To the extent not explicitly defined herein, capitalised terms used in this Amendment No. 1 shall have the same meaning as set forth in the Agreement.

2.    The Parties have agreed to clarify information requirements pertaining to Regulatory Approvals and have agreed to amend Section 5.1.2 accordingly. After the change Section 5.1.2 will read as follows (changes in italics):

“5.1.2 Marketing Authorization and Interactions with Governmental Authorities.
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SUPPLIER undertakes that it holds and shall maintain, at SUPPLIER’s cost, throughout the Term of this Agreement and for a period of [***] thereafter a Marketing Authorization necessary for the marketing and sale of the Product in the Territory. On written request by the DISTRIBUTOR, SUPPLIER shall provide DISTRIBUTOR with information in its possession which is needed for the promotion and distribution of the Product. The SUPPLIER will be in charge of the regulatory submissions required to maintain the Marketing Authorizations for the Product in the Territory. The SUPPLIER will provide the approved Product Information (English version and translations for the countries in the Territory) to the DISTRIBUTOR within [***] after receipt of European Commission and/or European Medicines Agency approval. The DISTRIBUTOR undertakes to use Reasonable Commercial Efforts to notify SUPPLIER as soon as DISTRIBUTOR identifies that there is a potential risk of a Stock-Out-Situation in the Territory, or within [***] prior to an identified Stock-Out-Situation. SUPPLIER shall be responsible for informing the European Medicines Agency and/or the applicable Governmental Authority in the Territory of any Stock-Out Situations to the extent required by Applicable Law, unless the Applicable Law in the Territory requires the DISTRIBUTOR to communicate with the applicable Governmental Authority regarding Stock-Out Situations, in which case DISTRIBUTOR shall inform the applicable Governmental Authority using correspondence approved by SUPPLIER. SUPPLIER shall promptly inform DISTRIBUTOR of the loss of, or on becoming aware of the threat of the loss of, its Marketing Authorization(s) in the Territory. The failure of SUPPLIER to maintain such Marketing Authorization(s) shall give DISTRIBUTOR the right, in its sole discretion, to terminate this Agreement, in accordance with Section 16.2.1, by giving [***] prior written notice to SUPPLIER, unless SUPPLIER has obtained the necessary Marketing Authorization within that [***] cure period. DISTRIBUTOR shall upon request provide assistance to SUPPLIER at DISTRIBUTOR’S cost and expense as may be reasonably required by SUPPLIER in connection with the maintenance of the Marketing Authorizations. DISTRIBUTOR shall seek SUPPLIER’s approval prior to initiation of and provide SUPPLIER with prior written notice of its contacts, liaisons, discussions, meetings, and correspondence with, and submissions to, any Government Authority to the extent relating to, or otherwise affecting, the Market Authorization of the Product (“Regulatory Correspondence”) and shall provide details of what will be, and what was, covered in such Regulatory Correspondence. SUPPLIER shall have the opportunity to provide comments and advice in connection with such Regulatory Correspondence and DISTRIBUTOR shall, on request from SUPPLIER, provide SUPPLIER with details of such Regulatory Correspondence. DISTRIBUTOR shall promptly but not later than [***] from receipt of a question regarding the Product(s) from any Governmental Authority inform the SUPPLIER of such question including providing reasonable details of the question. SUPPLIER shall be responsible for responding to any such questions if permitted by the Government Authority or if not permitted by the Government Authority, DISTRIBUTOR shall respond to the Government Authority as instructed by SUPPLIER.”

3.    The Parties have agreed to include a new Price for [***]. As of the Amendment Date ANNEX C will be deleted in its entirety and replaced by a new ANNEX D, attached hereto as Exhibit 1.

4.    The Parties have agreed on new Minimum Annual Purchase Quantities. As of the Amendment Date ANNEX D will be deleted in its entirety and replaced by a new ANNEX D, attached hereto as Exhibit 2.

5.    Except as set forth herein, (a) all terms and conditions of the Agreement are ratified and confirmed in all respects and shall continue in full force and effect, (b) the Agreement and this Amendment No. 1 shall be read and construed as a single agreement, and all references to the Agreement, as previously amended, shall hereafter refer to the Agreement, as amended hereby, and (c) nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation or right of either party under the Agreement.

6.    This Amendment No. 1 shall be effective as of 1 January 2024 (the “Amendment Effective Date”).
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7.    Section 20 of the Agreement shall apply to this Amendment No. 1 and be incorporated herein by reference.

Signature page follows

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IN WITNESS WHEREOF, this Amendment No. 1 has been executed on behalf of each Party by its duly authorised representatives.

Valneva Austria GmbH            VBI Vaccines B.V.

By: /s/                        By: /s/

Name: [***]                        Name: [***]

Title: [***]                        Title: [***]

Valneva Austria GmbH

By: /s/

Name: [***]

Title: [***]

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Exhibit 1

ANNEX C    Price Schedule; Minimum Order Quantities; Payment Terms; Forecasts; Orders; Handling Requirements

Initial price schedule for PRODUCT

PreHevbriTM Hepatitis B vaccine (recombinant, adsorbed), Injectable suspension, for intramuscular use, will be supplied in either one (1) package consisting of 1x1 (1,0ml) dose of Product, or one (1) package consisting of 10x1 (1,0ml) dose of Product, as ordered by the DISTRIBUTOR.
Table 1:

Country	Product name	Price in %/dose	Minimum Order Quantity (per shipment)/doses
Sweden Norway Denmark Finland	PreHevbriTM	[***]	[***]

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The UK	PreHevbriTM	[***]	[***]
Belgium and the Netherlands	PreHevbriTM	[***]	[***]

The Floor Price have been established by [***].

It is agreed that the Floor Price is applicable for Products for sale and distribution [***]. Specific terms and conditions will be agreed upon between the Parties for Products intended to be sold and distributed under a Tender.

Reconciliation of Average Net Selling Price For Doses sold by DISTRIBUTOR
Within [***] following December 31 2024, and thereafter following December 31 each year, DISTRIBUTOR shall provide SUPPLIER with sufficient evidence of the number of doses sold, inventory on stock as of December 31, the ASP charged to customers during the previous calendar year as well as a detailed stock report in order to enable the Parties to define and agree upon the ASP of Products for that year, together with a reconciliation between the EASP and the ASP and a calculation of the amount that a Party must pay to the other in settlement for such reconciliation. For clarity, the first true-up reconciliation will be performed in January 2025 to cover the years 2023 and 2024.

If the balance of the reconciliation is negative, such amount will be paid by SUPPLIER to DISTRIBUTOR. If the balance is positive, such amount will be paid by DISTRIBUTOR to SUPPLIER. Payment will take place within [***] upon receipt of the invoice which will be issued upon agreement of the reconciliation and calculation by the Parties. [***] In case of termination or expiration of this Agreement, the balance for the last calendar year will be settled between the Parties by a credit note issued by the relevant Party. In the event of a dispute, the dispute resolution provisions in Section 19, shall apply.

Revaluation of stock
The true up mechanism needs to take into account all inventory on stock as of the end of the respective year. For the avoidance of doubt, inventory which was scrapped during the year will not be included in the true up mechanism.

For the purpose of this Agreement and as way of example, the reconciliation shall be calculated as follows:

[***]

Currency Conversion for Countries within the Territory not having EUR as Invoicing Currency
For the purpose of reconciliation in EUR the in-market Net Sales for countries not using EUR as invoicing currency shall be as follows:

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If the reconciled calculated True-up Price is below the PreHevbriTM Floor Price due to the fluctuation in exchange rate the PreHevbriTM Floor Price shall not apply.

Rolling Purchase Forecasts
DISTRIBUTOR will submit to SUPPLIER a [***] rolling monthly forecast to be submitted not later than the [***] of each calendar month covering the next [***] (“Forecast”). The first [***] of each Forecast shall constitute a binding commitment (the “Binding Portion”) for the DISTRIBUTOR to purchase forecasted quantities. If DISTRIBUTOR wishes to increase the quantities of Product to be delivered as compared with the Binding Portion of any Forecast, the Parties shall discuss in good faith the possibility for SUPPLIER to manufacture and supply such excess. However, SUPPLIER shall not have any obligation to manufacture and/or supply in excess of the Binding Portion of such Forecast.

In respect of the [***] through to and including the [***] calendar months of each Forecast DISTRIBUTOR may decrease or increase the quantities set forth during such period in the Forecast by [***][***]. If DISTRIBUTOR requests for valid business, and in good faith, to alter the Forecast for such months by more than [***], SUPPLIER will use its Reasonable Commercial Efforts to satisfy such request.

In respect of the [***] through to the [***]of each Forecast DISTRIBUTOR may decrease or increase the quantities set forth during such period by [***]. If DISTRIBUTOR requests for valid business reasons, and in good faith, to alter the Forecast for such months by more than [***], SUPPLIER will use its Reasonable Commercial Efforts to satisfy such request.

For the avoidance of doubt, a Forecast shall have no bearing on the Minimum Annual Purchase Quantities referred to in Section 6.1.

Firm Purchase Orders
Firm purchase orders shall be placed with a lead-time of [***].

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Exhibit 2

ANNEX D    Business Plan - Minimum Annual Purchase Quantities

Country	Minimum Annual Purchase Quantities/Doses
	2023 Quantity	2024 Quantity	2025 Quantity
Sweden Norway Finland Denmark	[***]	[***]	[***]
The United Kingdom	[***]	[***]	[***]
Belgium The Netherlands	[***]	[***]	[***]

In the event of significant changes in the market and such changes are likely to have an impact on or does actually affect the sales of the Products in the Territory, including but not limited to significant changes to trends in travel or competing products (including parallel imports) entering the relevant market in the Territory, the Parties agree to discuss in good faith commercially viable adjustments to the Minimum Annual Purchase Quantities for the relevant calendar year(s) reflecting such changes. In case of supply issues the Minimum Annual Purchase Quantities will be adapted by mutual agreement.

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